SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2013

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 5.07              Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Systemax Inc. (the “Company”) was held on June 10, 2013. At the annual meeting, the stockholders of the Company voted on two proposals, summarized below.  The vote on each proposal is set forth below.

1.	To elect seven directors for a one-year term ending at the Company’s 2014 annual meeting of stockholders or until their respective successors are duly elected and qualified:

Name of Nominee	FOR	WITHHELD	Broker Non-Votes

Richard Leeds	31,136,073	1,901,213	2,486,012
Bruce Leeds	30,925,597	2,111,689	2,486,012
Robert Leeds	30,925,699	2,111,587	2,486,012
Lawrence P. Reinhold	30,816,553	2,220,733	2,486,012
Stacy S. Dick	32,879,908	157,378	2,486,012
Robert D. Rosenthal	32,849,664	187,622	2,486,012
Marie Adler-Kravecas	32,927,991	109,295	2,486,012

           Accordingly, each of the director nominees was re-elected to the Board of Directors.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2013:

For	35,476,455
Against	44,030
Abstain	2,813
Broker Non-Vote	-

Accordingly, the appointment of Ernst & Young LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

By: /s/ Eric Lerner
Name: Eric Lerner
Title:   Senior Vice President

Dated: June 12, 2013